Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-K of Aspen Insurance Holdings Limited (the "Company") for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher O'Kane as Chief Executive Officer of the Company and Julian Cusack as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. paragraph 1350, as adopted pursuant to paragraph 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Christopher O'Kane
Name: Christopher O'Kane Title: Chief Executive Officer Date: March 6, 2006
By: /s/ Julian Cusack
Name: Julian Cusack Title: Chief Financial Officer Date: March 6, 2006

This certification accompanies the Report pursuant to paragraph 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of paragraph 18 of the Securities Exchange Act of 1934, as amended.